First Horizon National Corporation Second Quarter 2019 Earnings July 16, 2019

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity” and certain financial measures excluding notable items, including merger-related charges. Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although FHN has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,“expect”,“anticipate”,“intend”,“estimate”, “should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking statements. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments. 2

2Q19 Highlights

Delivering Significant Earnings and Balance Sheet Growth Momentum

Earnings Growth — Reported/Adjusted[1] EPS up 13% & 20% LQ, respectively

Strong Returns — Reported ROTCE[1]/ROA at 15.1% and 1.11%; Adjusted[1] ROTCE[1]/ROA at 18.2% and 1.32%

Significant Operating Leverage — Revenue growth of 6% on expense growth of 1% LQ; adjusted expenses[1] down 2% LQ

Balance Sheet Growth — Loans up 5% LQ; Regional bank deposits up 1% LQ

(All comparisons are 2Q19 vs 1Q19)	2Q19	
EPS	$0.35	+13%
Adjusted EPS[1]	$0.42	+20%
Revenue	$462mm	+6%
ROTCE[1]	15.1%	+95bps
Adjusted ROTCE[1]	18.2%	+206bps
Efficiency Ratio	65.1%	-290bps
Adj. Efficiency Ratio[1]	59.0%	-489bps
Avg. Total Loans	$28.7B	+5%
Avg. Total Deposits	$32.0B	-2%

LQ – Linked Quarter. All comparisons are 2Q19 vs 1Q19, unless otherwise noted. All Deposit and Loan growth metrics are calculated with average balances, unless otherwise noted.
[1]Adjusted EPS, ROTCE, Adjusted ROTCE, Adjusted ROA, Adjusted Expenses, and Adjusted Efficiency Ratio are Non-GAAP numbers that are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix.

3

Delivering on Key Strategic Priorities Dominate Tennessee • TN average loan and deposit growth of 1% LQ • Middle TN produced 2% average growth in loans and deposits LQ Profitably Grow Key Markets & Specialty Areas • Specialty average loan growth of 14% LQ • Average deposits grew 2% LQ in key markets and 3% in specialty areas Optimize The Expense Base • Targeting $50mm+ in cost saves for full year 2019 with ~$20mm of total reinvestment • Actions taken in 1H19 to achieve $36mm of efficiencies with $6mm of reinvestment Deploy Capital Effectively • Tangible book value growth of 4% LQ • Total payout ratio at 86% ￮ Share buybacks of $50mm at average price of $14.30 in 2Q19 ￮ Quarterly dividend declared of $0.14 per common share; 41% dividend payout All comparisons are 2Q19 vs 1Q19, unless otherwise noted. All Deposit and Loan growth metrics are calculated with average balances, unless otherwise noted. LQ – Linked Quarter. 4

FINANCIAL RESULTS 5

Financial Results

- **EPS up 13% LQ, up 20% on adjusted[1] basis**
- **Strong quarterly average loan and core customer deposit growth**
  - Regional Bank average loans up 5% LQ
  - Regional Bank average deposits up 1% LQ
- **Total revenue up 6% LQ**
  - Strong fee income increase driven by higher revenues in Fixed Income; $866k ADR, up 19% LQ and up 85% YOY
  - Regional Bank fees up 12% LQ with solid growth in nearly all products and services
  - NII up LQ on increased commercial loan growth and higher accretion
- **Overall expenses relatively flat, adjusted expenses down $6mm LQ**
  - Regional Bank efficiency ratio at 51%
  - LQ increase in Fixed Income variable compensation of ~$5mm
- **Loan loss provision at $13mm; net charge-offs stable at $5mm**

$ in millions except per share data

	2Q19 Actual	1Q19 Actual	Actual LQ % Change	2Q19 Adjusted[1]	1Q19 Adjusted[1]	Adjusted[1] LQ % Change
Net Interest Income	$304	$295	+3%	$304	$295	+3%
Fee Income	$158	$141	+12%	$158	$141	+12%
Total Revenue	$462	$436	+6%	$462	$436	+6%
Expense	$300	$296	+1%	$272	$278	-2%
Loan Loss Provision	$13	$9	+44%	$13	$9	+44%
Pre-Tax Income	$148	$130	+14%	$176	$148	+19%
NIAC[2]	$109	$99	+10%	$132	$113	+17%
EPS	$0.35	$0.31	+13%	$0.42	$0.35	+20%
Avg Loans ($B)	$28.7	$27.3	+5%	$28.7	$27.3	+5%
Avg Deposits ($B)	$32.0	$32.5	-2%	$32.0	$32.5	-2%

2Q19 NIAC[2] & EPS Reconciliation

$ in millions except per share data

	Amount Pre-tax	Amount After-tax	Per Share EPS Impact
2Q19 Adjusted[1]	$176	$132	$0.42
Notable Items:			
Restructuring	($19)	($15)	($0.05)
Rebranding	($9)	($7)	($0.02)
Acquisition Related Items	($9)	($7)	($0.02)
Litigation Expense Reversal	$8	$7	+$0.02
2Q19 Reported	$148	$109	$0.35

LQ – Linked Quarter. YOY – Year Over Year. Numbers may not add to total due to rounding.
[1]Adjusted Expense, Pre-Tax Income, NIAC, and EPS are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix. EPS and Adjusted EPS calculated using 315.8mm shares. [2]Net Income Available to Common (NIAC) includes the impact from $3mm of noncontrolling interest and $1.6mm of preferred stock dividends.

6

Successful Execution of Strategic Priorities Driving EPS Growth

- Successful execution of strategic priorities driving earnings growth:
  - Balance sheet growth in key markets and specialty areas
  - Higher fees in Regional Bank & Fixed Income
  - Optimizing expenses to support strategic investments
  - Capital deployment with share buybacks

Reported EPS Growth Linked-Quarter



$0.25
$0.31
1Q19 Reported EPS
+$0.07
Earnings Drivers
-$0.03
Increase in Notable Items
$0.35
2Q19 Reported EPS

Adjusted EPS[1] Growth Linked-Quarter



Earnings Drivers
$0.30
$0.35
1Q19 Adjusted EPS¹
+$0.03
Net Interest Income
+$0.05
Fee Income
+$0.02
Adjusted Non-Interest Expense²
-$0.01
Provision
-$0.02
Tax Rate²
$0.42
2Q19 Adjusted EPS¹

[1] Adjusted EPS is a Non-GAAP number and is reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix.
[2] The change in Adjusted Non-Interest Expense per Share is a Non-GAAP metric that is reconciled in the appendix. Please refer to the appendix for the calculation of the change in Tax Rate.

7

Total Loan Growth Accelerated in 2Q19

Specialty Areas and Key Markets Drive Growth

- Momentum driven by capturing growth opportunities in key markets after Capital Bank conversion
- Total average loan growth of 5% from 2Q18 to 2Q19
  - Specialty areas loan growth of 13% YOY
  - Key markets loan growth of 5% YOY
  - Includes ~$400mm decrease in non-strategic portfolio



Total Average Loans
Consolidated Loans - Left Axis
Non-strategic Loans - Right Axis
Consolidated Loans (avg.)
$29.0B
$28.5B
$28.0B
$27.5B
$27.0B
$26.5B
$1.4B
$1.3B
$1.2B
$1.1B
$1.0B
$27.3B
$27.3B
$27.2B
$27.3B
$28.7B
2Q18
3Q18
4Q18
1Q19
2Q19
$2.5B
$2.0B
$1.5B
$1.0B
$0.5B
$0.0B
Non-strategic Loans (avg.)

YOY – Year Over Year. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas

8

Loan Growth Reflects Strategic Focus Broad-Based Loan & Deposit Growth with Strength in Specialty Areas • Strategic priority on enhancing full banking relationships with specialty customers • Specialty businesses delivered 14% average loan growth with all areas up LQ ￮ Loans to mortgage companies grew 69% LQ ￮ Specialty areas excluding loans to mortgage companies (LMC) up 3% LQ • Key markets growth from Middle TN and Texas Diversified Specialty Loan Portfolio Focus On Strategic Priorities Leads to LQ Loan Growth 2Q19 LQ Avg. Bal. Growth % Commercial Real Estate $3.0B 1% Loans to Mortgage Companies $3.0B 69% Asset-based Lending $2.1B 1% Corporate $1.0B 0% Healthcare $0.9B 4% Franchise Finance $0.8B 6% Energy $0.4B 27% Correspondent $0.4B 12% Total Specialty $11.4B 14% LQ – Linked Quarter. Numbers may not add to total due to rounding. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas 9

Continued Deposit Momentum in 2Q19 Targeted Deposit Growth in Key Markets and Specialty Areas Achieved • Strategic focus on TN and key markets resulted Positive Shift in Deposit Funding Mix in solid deposit growth $32.5B $32.0B ￮ Emphasis in key markets produced LQ $30.7B $4.7B $3.8B Market- -19% $4.5B average growth of 3% in South Florida, 2% in indexed LQ $6.6B Middle TN and 1% in Mid-Atlantic $5.6B $6.6B Commercial • Increased emphasis on gathering specialty interest $12.6B $13.4B $13.6B +1% deposits produced 3% LQ growth Consumer LQ interest ￮ Loans to mortgage companies’ deposits $8.0B $7.8B $7.9B increased ~$70mm Non-interest 2Q18 1Q19 2Q19 Regional Banking LQ Deposit Growth Key Market LQ Deposit Growth Highlights Specialty 3% South FL 3% Key Markets 2% Middle TN 2% TN¹ Mid-Atl. 1% LQ – Linked Quarter. Specialty areas include Commercial Real Estate, Asset-based Lending, Loans to Mortgage Companies, Corporate, Franchise Finance, Healthcare, Correspondent, and Energy. Key Markets includes Mid-Atlantic, Middle Tennessee, South Florida, and Texas. 1TN deposit growth represents less than 1%. 10

Balance Sheet Management Enhances NIM & NII

- Continued success in customer deposit growth to reduce reliance on wholesale funding
  - Total deposit rate paid declined 4bps LQ
  - Market-indexed average deposits declined 19% LQ
- Countercyclical businesses of fixed income and loans to mortgage companies provide offsets in a declining rate environment

Net Interest Income Sensitivity Impact[2]



1%
0%
-1%
-2%
-3%
-4%
-3.0%
-$37mm
-0.9%
-$11mm
+0.8%
+$10mm
-50bps
-25bps
+25bps

NII and NIM Linked-Quarter Change Drivers

($ in millions)	NII	NIM
1Q19 - Reported	$294.5	3.31%
Less: 1Q19 CBF Loan Accretion	-$9.5	-11bps
1Q19 - Core[1]	$285.0	3.20%
Lower Interest Bearing Cash	$ -	+10bps
Deposit Mix Shift	+$0.8	+1bp
Days	+$2.4	-
Cash Basis	+$0.2	-
Loan Fees	-$1.6	-2bps
Lower LIBOR	-$2.0	-2bps
Loan Growth/Spreads	+$8.4	-3bps
Other Earning Assets (Trading Inventory)	-$1.7	-4bps
Other	-$0.1	-1bp
2Q19 - Core[1]	$291.3	3.20%
Plus: 2Q19 CBF Loan Accretion	+$12.3	+13bps
2Q19 - Reported	$303.6	3.34%

LQ – Linked Quarter. Numbers may not add to total due to rounding. [1]Core excludes the accretion from CBF's loans, and is a Non-GAAP number reconciled in the table found on this slide. The average earning assets impact from CBF's loan accretion was $103mm in 2Q19 and $123mm in 1Q19. [2]NII sensitivity analysis uses FHN's balance sheet as of 6.30.19. Bps impact assumes increase (decrease) in Fed Funds rate. During the past few years, the movement of short-term interest rates higher after a prolonged period of very low interest rates has had an overall positive effect on FHN's NII and NIM. Recently however, competitive pressures have caused FHN's deposit costs to rise faster than the long-term "through the cycle" assumptions made in its simulation model.

11

Strong Quarter for Fixed Income Complementary and Countercyclical Business Demonstrated in 2Q19 • Decline in interest rates and rate outlook favorably impacted 2Q19 activity • Fixed income product ADR of $866k up 19% LQ, 85% YOY with growth across multiple trading desks • Other product revenue in Fixed Income up 19% LQ and 32% YOY • EPS contribution1 of $0.06 YTD and $0.04 in 2Q19 • Pre-tax income increased from higher revenues in addition to the benefit of lower fixed expenses Fixed Income Revenue and Expense Trends Key Drivers of Average Daily Revenue $80mm $900k Lower Higher Key Driver $75mm Revenue Revenue $72mm $800k $70mm $700k $65mm Up Direction of rates Down $61mm $60mm $600k Low Market Volatility Moderate $55mm $50mm $500k $50mm $49mm $48mm Flatter Shape of Yield Curve Steeper $56mm $400k $45mm $51mm $47mm $47mm $47mm State of Economy & $40mm $300k Positive Negative 2Q18 3Q18 4Q18 1Q19 2Q19 Outlook Expense Revenue ADR (Right Axis) LQ – Linked Quarter. YOY – Year Over Year. 1EPS contribution was calculated using the Fixed Income Segment’s net income divided by diluted weighted avg. shares for the respective periods. Diluted weighted avg. shares were 317.7mm YTD and 12 315.8mm QTD for 2Q19.

Improving Efficiency While Investing for Growth

Efficiency Actions Support Investment and Customer Experience Transformation

- Efficiency actions to position us for challenging rate environment, and provide capacity to reinvest savings strategically
  - Announced 22 branch closures, improved processes, and streamlined operations
  - Sustainable structural cost savings in 1H19 provide ongoing expense benefit
  - Reduced discretionary spending and opportunistic savings added to YTD cost saves
  - Continued investments in strategic hires in key markets and customer-facing technology
- Targeting $50mm+ in cost saves for full year 2019 with ~$20mm of total reinvestment
- Actions taken in 1H19 to achieve $36mm of efficiencies with $6mm of reinvestment

Continued Decline in Non-Interest Expense


($ in millions)
Reported
Adjusted¹
$250
$333
$285
2Q18
$294
$283
3Q18
$282
$270
4Q18
$296
$278
1Q19
$300
$272
2Q19

Numbers may not add to total due to rounding.

[1]Adjusted Expense are Non-GAAP numbers and are reconciled in the appendix. Adjusted numbers exclude notable items as outlined in the appendix.

13

Asset Quality • In 2Q19, net charge-off (NCO) ratio1 at 7bps Asset Quality Highlights ￮ $4mm in charge-offs driven by one commercial credit in loans to mortgage ($ in millions) 2Q18 3Q18 4Q18 1Q19 2Q19 companies portfolio Charge-offs ($10) ($9) ($18) ($11) ($12) ￮ 30-day delinquencies down 8% LQ Recoveries $8 $8 $6 $6 $7 ￮ NPLs at 69bps, up 4bps LQ, increase Net Charge-offs $2 $2 $12 $5 $5 largely due to one commercial credit in Provision/(Credit) $0 $2 $6 $9 $13 loans to mortgage companies portfolio • CBF credit performance as expected Allowance for Loan Losses • Allowance to loans ratio remains steady at $30B 65bps $28B $27B $28B $28B 67bps 68bps 66bps 66bps 65bps 2Q18 3Q18 4Q18 1Q19 2Q19 Period-end Loans ALLL to Loans Ratio LQ – Linked Quarter. Numbers may not add to total due to rounding. 1Net charge-off % is annualized and as % of average loans. 14

Balance Sheet Evolution Yields Lower Risk Model

- Commercial loan portfolio shifting to higher quality, with 42% of commercial loans qualifying as investment grade equivalent
- High quality consumer portfolio with no subprime and minimal exposure to high risk consumer lending; FICO scores strong at 758
- Stronger capital resiliency in the severely adverse 2018 DFAST scenario vs peers[1]
  - FHN CET1 decline 90bps vs 440bps for peers
  - Significantly lower stressed loss rates, severely adverse NCOs less than half of DFAST peers

CRE to Total Capital: FHN vs Peers[2]



87%
105%
109%
110%
135%
138%
165%
177%
182%
226%
252%
267%
268%
CBSH
FCNC.A
UMBF
FHN
CFR
HWC
PB
BOKF
TCBI
IBKC
BKU
PNFP
SNV

Positive Commercial Credit Grade Migration

($ are Total Ending Balance)



PD 1-5
High Pass
PD 6-9
Medium Pass
PD 10-12
Low Pass
PD 13-16
Non Pass
$9B
32%
9%
2009
$23B
3%
42%
2Q19

Total Average Loans



2009
37%
15%
37%
11%
Since 2009, exited national 1st & 2nd Lien originations, One Time Close and significantly reduced exposure to Res-CRE and Land
2Q19
63%
14%
21%
2%
C&I
CRE
Home Equity / HELOC
Other Consumer³

[1]Results represent DFA Severely Adverse scenario. All references to peer stress testing data indicates aggregate HoldCo level 2018 supervisory Dodd-Frank Act Stress Testing ("DFAST") results of 35 participating firms. Source: Federal Reserve. [2]CRE is comprised of Non-owner-occupied Nonfarm/Nonresidential property loans, Multifamily loans, Construction & Land Development loans, and Unsecured CRE loans. Data as of 1Q19. Source: S&P Global Market Intelligence. [3]Other Consumer includes Other Consumer loans, Credit Card, One-time Close, and Permanent Mortgage loans.

15

Key Takeaways Delivering on Key Strategic Priorities & Controlling What We Can Control Controlling What We Can Control • Strong loan growth across markets and specialty areas • Solid core customer deposit growth with momentum in key markets • Good expense discipline and taking additional efficiency actions to reinvest in the company • Continued sustainable underwriting discipline and ongoing portfolio management • Effective capital deployment with share buybacks and dividend Uncontrollable Market Factors • Interest Rate Environment - Negative shift in Fed Funds, 1M LIBOR, UST Curves 16

2019 Outlook: Delivering on Strategic Priorities 2Q19 2019 Outlook Commentary Reported Adjusted 1 1 Outlook improved due to stronger ROTCE 15.1% 18.2% 17% +/- performance across franchise 1 Increased fee income and cost reductions ROA 1.11% 1.32% 1.20% +/- driving improved profitability Loan & Deposit Growth at 3-6% NIM 3.34% 3.34% 3.30% +/- Assumes two FF rate decreases in 2019, 1M LIBOR declines from current levels, and gradual decreases in loan accretion Efficiency Efficiency Ratio expected to benefit from 65% 59%1 61% +/- restructuring actions and ongoing expense Ratio discipline partially offset by reinvestment NCOs 7bps 7bps 10bps +/- Credit outlook stable Deploying capital to support loan growth CET1 9.3% 9.3% 9.5 - 10% Capital levels expected to remain stable with payout ratio within 35-70% range 1ROTCE, Adjusted ROTCE, Adjusted ROA, and Adjusted Efficiency Ratio are Non-GAAP numbers, which are reconciled in the Appendix. 17

Dominate Tennessee Profitably Grow Key Markets & Specialty Areas Delivering on Strategic Priorities Optimize The Expense Base Transform the Customer Experience Strong Risk Profile & Effective Capital Deployment 18

APPENDIX 19

2Q19 Credit Quality Summary by Portfolio

($ in millions)	Regional Banking					Corporate[5]	Non-Strategic				FHNC
	Commercial (C&I & Other)	CRE	HE & HELOC	Other[1]	Subtotal	Permanent Mortgage	Commercial (C&I & Other)	HE & HELOC	Permanent Mortgage	Other[2]	Total
Period End Loans	$18,710	$3,787	$5,773	$441	$28,711	$35	$418	$337	$155	$57	$29,713
30+ Delinquency %	0.05%	0.07%	0.50%	0.72%	0.15%	4.03%	0.00%	2.60%	1.67%	4.27%	0.20%
Dollars	$9	$3	$29	$3	$44	$1	$0	$9	$3	$2	$59
NPL[3] %	0.56%	0.07%	0.66%	0.06%	0.51%	4.79%	0.66%	11.40%	10.36%	0.72%	0.69%
Dollars	$104	$3	$38	$0	$145	$2	$3	$38	$16	$0	$205
Net Charge-offs[4] %	0.14%	0.02%	NM	1.82%	0.11%	NM	0.02%	NM	NM	4.41%	0.07%
Dollars	$6	$0	($0)	$2	$8	0	$0	($3)	($1)	$1	$5
Allowance	$115	$29	$15	$12	$171	0	$5	$8	$9	$0	$193
Allowance / Loans %	0.61%	0.77%	0.25%	2.76%	0.60%	NM	1.20%	2.44%	5.57%	0.09%	0.65%
Allowance / Net Charge-offs	4.73x	34.79x	NM	1.52x	5.43x	NM	56.57x	NM	NM	0.02x	9.31x

Numbers may not add to total due to rounding. Data as of 2Q19. NM - Not meaningful.
[1]Includes Credit card, Permanent Mortgage, and Other. [2]Includes Credit card, OTC, and Other Consumer. [3]Non-performing loan excludes held-for-sale loans. [4]Net charge-offs are annualized.
[5]Exercised clean-up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on the balance sheet in the Corporate segment.

20

Select C&I and CRE Portfolio Metrics Regional Banking Average Commercial Loans C&I: Loans to Mortgage Companies 2% 2% Correspondent • 50% conventional conforming Specialty Areas Energy • 40% government insured 4% • 10% jumbo/other $3.8 4% Franchise Finance 5% • 70% purchase/30% refi in 2Q19 Healthcare $3.0 40% 10% Corporate $2.4 $2.1 $2.3 $1.9 $2.1 $2.0 2Q19 Asset-Based Lending $1.9 $1.7 Loans to Mortgage Co. 14% Commercial Real Estate 2Q18 3Q18 4Q18 1Q19 2Q19 4% Business Banking 14% Commercial Period-end Balance ($B) Average Balance ($B) CRE: Collateral Type CRE: Geographic Distribution 1% Multi-Family NC Retail 12% 15% 25% TN Office 30% 12% 6% FL Industrial SC 2Q19 7% 2Q19 Other TX 13% 8% Hospitality 19% GA Land 20% 18% 14% Other Numbers may not add to total due to rounding. 21

Consumer Portfolio & Non-Strategic Overview HELOC Draw vs Repayment Balances Home Equity Portfolio In Draw In Repayment 66% $1.0B $0.4B 2Q19 5% 6% 7% 8% 7% 0-12 13-24 25-36 37-48 49-60 >60 Months Left in Draw Period Non-Strategic Consumer Real Estate Mortgage Repurchase Reserve $489mm $442mm ($ in millions) 2Q18 3Q18 4Q18 1Q19 2Q19 $405mm $372mm $337mm Beginning Balance $33 $32 $32 $32 $31 38% 37% 1 36% Net Realized Losses ($1) $0 ($0) $0 ($13) 33% 32% Provision Credit ($0) ($1) ($0) ($0) ($1) 2Q18 3Q18 4Q18 1Q19 2Q19 Ending Balance $32 $32 $32 $31 $18 Period-end Balance Constant Pre-Payment Rate Data as of 2Q19 unless noted otherwise. Numbers may not add to total due to rounding. 12Q19 includes a $12.6 million indemnification settlement payment that reduces the repurchase and foreclosure reserve. 22

Notable Items – 2018 & 2019 Pre-Tax Pre-Tax 2018 Amount 2019 Amount Acquisition Expense ($31.4mm) Restructuring ($12.2mm) 1Q Gain on property sale $3.3mm Acquisition Expense ($5.7mm) Restructuring ($18.7mm) Acquisition Expense ($43.2mm) Rebranding ($9.1mm) 2Q Acquisition Expense ($8.6mm) Other Expense (Visa Shares) ($4.1mm) Litigation Expense Reversal $8.3mm Acquisition Expense ($11.4mm) 3Q Visa B Share Monetization $212.9mm Acquisition Expense ($11.6mm) 4Q Acquisition: Fee-income Adjustment ($1.8mm) Return of excess fees from Capital Bank ($8.7mm) Debit Cards 23

Expense Schedules

Capital Bank Acquisition, Restructuring, & Rebranding

Capital Bank Merger and Integration Expenses

($ in millions)	2Q19	1Q19	2Q18
Employee comp., incentives and benefits (a)	$0.4	$0.5	$2.5
Occupancy (b)	$1.5	$0.1	$2.2
Miscellaneous expense (c)	$0.1	$1.1	$3.1
Professional fees (d)	$4.5	$1.9	$9.0
Contract employment and outsourcing (e)	$-	$ -	$1.7
All other expense (f)	$1.1	$1.1	$23.2
Total Capital Bank Merger and Integration Expense	$7.5	$4.7	$41.8

(a) Primarily comprised of fees for severance and retention.

(b) Primarily relates to fees associated with lease exit accruals.

(c) Consists of fees for operations services, communications and courier, equipment rentals, depreciation, and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(d) Primarily comprised of fees for legal, accounting, and merger consultants

(e) Primarily relates to fees for temporary assistance for merger and integration activities.

(f) Primarily relates to contract termination charges, costs of shareholder matters and asset impairments related to the integration, as well as other miscellaneous expenses.

**Integration activities were substantially completed in second quarter 2018. This table shows acquisition expense related to the CBF transaction only and does not include expense from other acquisitions.*

Restructuring Expenses

($ in millions)	2Q19	1Q19
Employee comp., incentives and benefits	$2.6	$6.5
Legal & Professional fees	$4.2	$4.3
Occupancy	$0.1	$0.8
All other expense (a)	$11.8	$0.5
Total Restructuring Expense	$18.7	$12.2

(a) Primarily relates to branch impairments.

Rebranding Expenses

($ in millions)	2Q19
Professional fees	$0.9
Advertising and public relations	$0.4
Supplies	$0.3
All other expense (a)	$7.4
Total Restructuring Expense	$9.1

(a) Primarily relates to costs associated with signage and other fixed asset impairments.

Numbers may not add to total due to rounding.

24

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of adjusted noninterest expense, adjusted pre-tax income, adjusted net income available to common, and adjusted earnings per share. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

($ and shares in millions, except per share data)	2Q19	1Q19	LQ % Change	4Q18	3Q18	2Q18
Adjusted Noninterest Expense						
Noninterest Expense (GAAP)	$300	$296	1%	$282	$294	$333
Plus: Notable Items (GAAP)	-$28	-$18	58%	-$12	-$11	-$47
Adjusted Noninterest Expense (Non-GAAP)	$272	$278	-2%	$270	$283	$285
Adjusted Pre-Tax Income						
Pre-Tax Income (GAAP)	$148	$130	14%			
Plus: Notable Items (GAAP)	$28	$18	58%			
Adjusted Pre-Tax Income (Non-GAAP)	$176	$148	19%			
Adjusted Net Income						
Net Income (GAAP)	$114	$103	10%			
Plus: Tax-affected Notable Items (GAAP)[1]	$22	$14	62%			
Adjusted Net Income (Non-GAAP)	$136	$117	16%			
Adjusted Net Income Available to Common (NIAC) & Earnings Per Share (EPS)						
Net Income Available to Common (GAAP)	$109	$99	10%			
Plus: Tax-affected Notable Items (GAAP)[1]	$22	$14	62%			
Adjusted Net Income Available to Common (Non-GAAP) (a)	$132	$113	17%			
Average Common Diluted Shares (GAAP) (b)	316	320	-1%			
Earnings Per Share (GAAP)	$0.35	$0.31	13%			
Adjusted Earnings Per Share (Non-GAAP) (a/b)	$0.42	$0.35	20%			

Numbers may not add to total due to rounding. LQ – Linked Quarter.
[1]Tax-affected notable items assume an effective tax rate of ~21% in 2Q19 and ~23% in 1Q19.

25

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of adjusted efficiency ratio, return on tangible common equity, adjusted return on tangible common equity, and adjusted return on average assets. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. ($ in millions) 2Q19 1Q19 Variance Adjusted Efficiency Ratio Noninterest Expense (GAAP) (a) $300 $296 Revenue Excluding Securities Gains (GAAP) (b) $462 $436 Efficiency Ratio (GAAP) (a/b) 65.1% 68.0% -290bps Adjusted Noninterest Expense1 (Non-GAAP) (c) $272 $278 Revenue Excluding Securities Gains (Non-GAAP) (b) $462 $436 Adjusted Efficiency Ratio (Non-GAAP) (c/b) 59.0% 63.9% -489bps Return on Tangible Common Equity (ROTCE) Average Total Equity (GAAP) $4,869 $4,809 Less: Average Noncontrolling Interest (GAAP) -$295 -$295 Less: Average Preferred Stock (GAAP) -$96 -$96 Average Common Equity (GAAP) (d) $4,478 $4,418 Less: Average Intangible Assets (GAAP) -$1,579 -$1,585 Average Tangible Common Equity (Non-GAAP) (e) $2,900 $2,833 Annualized Net Income Available to Common (GAAP) (f) $439 $402 Return on Average Common Equity (ROCE) (GAAP) (f/d) 9.8% 9.1% 70bps Return on Average Tangible Common Equity (ROTCE) (Non-GAAP) (f/e) 15.1% 14.2% 95bps Adjusted Return on Tangible Common Equity (ROTCE) Annualized Adjusted Net Income Available to Common1 (Non-GAAP) (g) $528 $457 Average Tangible Common Equity (Non-GAAP) (e) $2,900 $2,833 Adjusted Return on Average Tangible Common Equity (ROTCE) (Non-GAAP) (g/e) 18.2% 16.1% 206bps Adjusted Return on Average Assets (ROA) Annualized Net Income (GAAP) (h) $456 $419 Average Total Assets (GAAP) (i) $41,243 $40,883 Return on Average Assets (GAAP) (h/i) 1.11% 1.03% N/A Annualized Adjusted Net Income1 (Non-GAAP) (j) $545 $475 Average Total Assets (GAAP) (i) $41,243 $40,883 Adjusted Return on Average Assets (Non-GAAP) (j/i) 1.32% 1.16% N/A Numbers may not add to total due to rounding. N/A – Not Applicable. 1Adjusted Noninterest Expense, Adjusted Net Income Available to Common, and Adjusted Net Income are Non-GAAP numbers that are reconciled on the previous slide. 26

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of adjusted noninterest expense per common share and adjusted earnings per share. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (2) (1) Average Common (1)/(2) LQ Diluted Shares LQ ($ and shares in millions, except per share data) 2Q19 1Q19 $ Change (GAAP) 1Q19 EPS Impact Adjusted Noninterest Expense Per Share Noninterest Expense (Non-GAAP) -$300 -$296 -$4 320 -$0.01 Adjusted Noninterest Expense (Non-GAAP)1 -$272 -$278 $6 320 $0.02 Adjusted Earnings Per Share (Non-GAAP) 1 $0.42 $0.35 $0.07 N/A $0.07 Less: Net Interest Income (GAAP) $304 $295 $9 320 $0.03 Less: Fee Income (GAAP) $158 $141 $17 320 $0.05 Less: Adjusted Noninterest Expense (Non-GAAP)1 -$272 -$278 $6 320 $0.02 Less: Provision (GAAP) -$13 -$9 -$4 320 -$0.01 Tax Rate (Remainder) N/A N/A N/A N/A -$0.02 Numbers may not add to total due to rounding. N/A – Not Applicable. 1Adjusted Noninterest Expense and Adjusted EPS are Non-GAAP numbers that are reconciled on the previous slide. 27